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                                                                   Exhibit 23(b)






                       CONSENT OF CHARTERED ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SLI, Inc., dated June 13, 2001, and to the incorporation by reference therein of our report dated January 31, 2001, with respect to the consolidated financial statements of Chicago Miniature Lamp (Canada), Inc. included in SLI, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                              /s/ Hards Pearson

Barrie, Ontario, Canada                       Chartered Accountants
Chartered Accountants
June 13, 2001